Morgan Stanley Value Fund
                     Item 77(o) 10f-3 Transactions
                   October 1, 2001 - March 31, 2002


Security   Date     Price    Shares  %of     Total         Purcha   Broker
           of       Of       Purcha  Assets  Issued        sed
           Purcha   Shares   sed                           By
           se                                              Fund
Anthem/ATH 10/29/   $36.00   21,500  0.134%  1,029,600,00  0.075%   Goldma
           01                                0                      n
                                                                    Sachs
Prudential 12/12/   $27.50   38,600  0.174%  3,025,000,00  0.035%   Goldma
           01                                0                      n
                                                                    Sachs
Companhia  03/20/   $24.50   65,100  0.242%  75,000,000    0.087%   Merril
Vale do    02                                                       l
Rio Doce                                                            Lynch